Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-80871) of Proliance International, Inc. of our report dated June 18, 2008 relating to the financial statements of the Proliance International, Inc. 401(k) Savings Plan, appearing in this Form 11-K for the year ended December 31, 2007.

/s/ Fiondella, Milone & LaSaracina, LLP
Glastonbury, CT June 18, 2008